Exhibit 5.1

November 2, 2023

Allarity Therapeutics, Inc. 24 School Street, 2nd Floor Boston, MA 02108

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We act as counsel to Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time by the Company of up to a maximum of $50,000,000 aggregate initial offering price of a presently indeterminate amount of the following securities (each a “Security” and collectively, or in any combination, the “Securities”):

(i)  shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”);

(ii)  one or more classes or series of shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”);

(iii) warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;

(iv) debt securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured); and

(v) units consisting of any combination of the foregoing securities.

The Securities may be issued and sold by the Company pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (each, a “Prospectus Supplement”). The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s certificate of incorporation, as amended (the “Certificate of incorporation”), (iv) the Company’s bylaws, as amended (the “Bylaws”), (v) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

ARIZONA ● CALIFORNIA ● COLORADO ● CONNECTICUT ● DELAWARE ● FLORIDA ● GEORGIA ● ILLINOIS ● INDIANA ● KANSAS ● KENTUCKY ● LOUISIANA MARYLAND ● MASSACHUSETTS ● MINNESOTA ● MISSISSIPPI ● MISSOURI ● NEVADA ● NEW JERSEY ● NEW MEXICO ● NEW YORK ● NORTH CAROLINA OHIO ● OREGON ● PENNSYLVANIA ● RHODE ISLAND ● TENNESSEE ● TEXAS ● UTAH ● VIRGINIA ● WASHINGTON ● WASHINGTON D.C. ● WEST VIRGINIA

Allarity Therapeutics, Inc.

November 2, 2023

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact, that the board of directors will have taken all action necessary to set the issuance price of the Securities to be offered and sold and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to the Delaware General Corporation Law (the “DGCL”). We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

1.  With respect to shares of Common Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, including without limitation the due reservation of any Common Stock for issuance, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, in each case in accordance with the Certificate of Incorporation and Bylaws, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

2.  With respect to shares of any series of Preferred Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a certificate of designation or amendment to the Certificate of Incorporation fixing and determining the terms of such Preferred Stock conforming to the DGCL, the filing of a certificate or amendment, as applicable, with the Secretary of State of Delaware, the payment in full of any filing fees attendant thereto, and the due reservation of any Common Stock and Preferred Stock for issuance, and (b) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered, in each case in accordance with the Certificate of Incorporation and Bylaws, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid, and non-assessable.

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com

Allarity Therapeutics, Inc.

November 2, 2023

3. With respect to the issuance of any warrants, when (a) the board of directors of the Company has taken all necessary corporate action to approve the warrant agreement to be entered into in connection with the issuance of any warrants and such warrant agreement has been validly executed and delivered by the warrant agent and Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any warrants duly established in accordance with the applicable warrant agreement and (c) such warrants have been duly executed, countersigned, registered, issued and delivered in accordance with the warrant agreement and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company (assuming the securities issuable upon exercise of the warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), such warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4. With respect to any debt securities, when (a) the board of directors of the Company has taken all necessary corporate action to approve an applicable indenture, if any, or any amendment or supplement thereto or other agreement in respect thereof, if any, and such indenture, if any, or any amendment or supplement thereto or other agreement in respect thereof, if any, has been validly executed and delivered by the Company, (b) any applicable indenture, if required, has been duly qualified under the Trust Indenture Act of 1939, as amended, if qualification is required thereunder, (c) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any series of debt security duly established in accordance with the applicable indenture, if any, and (d) such debt security have been duly executed, countersigned, registered, issued and delivered either (i) in accordance with the indenture, if any, or any amendment or supplement thereto or other agreement in respect thereof, if any, the applicable definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, such debt securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or state law, (y) the validity, legally binding effect or enforceability of any provision of the indenture that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the debt securities to the extent determined to constitute unearned interest.

5. With respect to the issuance of any units, when (a) the board of directors of the Company has taken all necessary corporate action to approve the unit agreement, if any, to be entered into in connection with the issuance of any units and such unit agreement, if any, has been validly executed and delivered by the unit agent, if any, and Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any units duly established in accordance with the applicable unit agreement, if any, and (c) such units have been duly executed, countersigned, registered, issued and delivered in accordance with the unit agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, such units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com

Allarity Therapeutics, Inc.

November 2, 2023

The opinions set forth above are subject to the following additional assumptions:

(i) the Registration Statement, any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded;

(ii) at any time any Securities are sold pursuant to the Registration Statement, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in compliance with applicable laws, rules and regulations and solely in the manner provided in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

(iv) a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;

(v) the final terms of any of the Securities (including any Securities comprising the same or subject thereto), and when issued, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or respect thereof in accordance with the terms thereof, and any consideration received by the Company for any such issuance, sale and delivery, will comply with, and will not violate, the Certificate of Incorporation or Bylaws or any applicable law, rule or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Securities or the incurrence and performance of such obligations may be subject or violate any applicable public policy, or be subject to any defense in law or equity;

(vi) the Company shall have taken any action required to be taken by the Company, based on the type of Security being offered, to authorize the offer and issuance thereof, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization), the board of directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Certificate of Incorporation and Bylaws (subject to the further assumption that neither the Certificate of Incorporation nor Bylaws have been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

(vii) there will exist, under the Certificate of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), as the case may be; and

(vii) to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com

Allarity Therapeutics, Inc.

November 2, 2023

In addition, the opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus, or any Prospectus Supplement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ LEWIS BRISBOIS BISGAARD & SMITH llp

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com